UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2010

PROVISION HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-127347	20-0754724
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9253 Eton Avenue, Chatsworth, California 91311
 (Address of principal executive offices) (Zip Code)

Copies to:
Andrea Cataneo, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On May 26, 2010 (the “Effective Date”), Provision Holding, Inc. (the “Company”) entered into a preferred stock purchase agreement (the “Purchase Agreement”) with Socius Capital Group, LLC, doing business as Socius Technology Capital Group, LLC (including its designees, successors and assigns, “Investor”). Pursuant to the Purchase Agreement:

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The Company agreed to sell, and the Investor agreed to purchase, in one or more purchases from time to time (“Tranches”) in the Company’s sole discretion (subject to the conditions set forth therein), (i) up to 500 shares of Series B Preferred Stock (the “Preferred Shares”) at a purchase price of $10,000 per share, for an aggregate purchase price of up to $5,000,000, and (ii) five-year warrants (“Warrants”) to purchase shares of the Company’s common stock with an aggregate exercise price equal to 135% of the purchase price paid by the Investor, at an exercise price per share equal to the closing bid price of the Company’s common stock on the date the Company provides notice of such Tranche, and with rights to exercise the Warrants vesting with each Tranche in an amount equal to 135% of the purchase price for such Tranche. The Warrants will be issued pursuant to a five-year warrant to purchase up to 20,000,000 shares of common stock with an exercise price per share of $0.11, subject to adjustment, that the Company issued to Investor on the Effective Date.

●
the Company agreed to pay to the Investor a commitment fee of $250,000 (the “Commitment Fee”), at the earlier of the closing of the first Tranche, the effectiveness of a registration statement, or the six month anniversary of the Effective Date, payable at the Company’s election in cash or common stock valued at 82% of the volume weighted average price of the Company’s common stock on the five trading days preceding the payment date.

●
the Company agreed to use its best efforts to file within 30 days of the Effective Date, and cause to become effective as soon as possible thereafter, a registration statement with the Securities and Exchange Commission for the resale of all shares of common stock issuable pursuant to the Purchase Agreement, including up to 20,000,000 shares of common stock for shares of common stock underlying the Warrants, and the shares issuable in payment of the Commitment Fee.

●
 On May 20, 2010 the Company filed a certificate of designations for the Series B Preferred Stock (the “Certificate of Designations”). Pursuant to the Certificate of Designations, the Preferred Shares shall, with respect to dividend, rights upon liquidation, winding-up or dissolution, rank: (i) senior to the Company’s common stock and any other class or series of preferred stock of the Company except as set forth in clause (ii) below (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Junior Securities”); and (ii) junior to the Series A Preferred stock and all existing and future indebtedness of the Corporation (the “Senior Securities”). In addition, the Preferred Shares (a) shall accrue dividends at  a rate of 10% per annum, payable in Preferred Shares, (ii) shall not have voting rights except as required by applicable law, and (iii) may be redeemed at the Company’s option, commencing 4 years from the issuance date at a price per share of (a) $10,000 per share plus accrued but unpaid dividends (the “Series B Liquidation Value”), or, at a price per share of : (x) 127% of the Series B Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial issuance date, (y) 118% of the Series B Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial issuance date, and (z) 109% of the Series B Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial Issuance Date.

No Preferred Shares have been purchased by the Investor at this time.

In connection with the foregoing, the Company will rely upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

ITEM 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Designations of Series B Preferred Stock
10.1	Preferred Stock Purchase Agreement
10.2	Warrant to Purchase Common Stock

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVISION HOLDING, INC.

Dated: June 2, 2010	By:	/s/ Curt Thornton
Name: Curt Thornton
Title: Chief Executive Officer

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